Exhibit 5

                                        March 28, 2007

Canadian Derivatives Clearing Corporation
800 Victoria Square
P.O. Box 61 Montreal, QC H4Z 1A9

                    Canadian Derivatives Clearing Corporation

            We are counsel to Canadian Derivatives Clearing Corporation ("CDCC") and in that regard have been requested to provide this opinion in connection with the filing of Post-Effective Amendment No. 29 (the "Amendment") to a Registration Statement (the "Registration Statement") on Form S-20 with the Securities and Exchange Commission in the United States of America covering 3,600,000 call option contracts ("Calls") and 2,400,000 put option contracts ("Puts") to be issued in respect of underlying securities, stock indices or sub-indices in transactions on the Bourse de Montreal Inc.

            In order to provide this opinion, we have reviewed or examined such certificates of officers of CDCC and such other documents and made such investigations as we consider necessary or appropriate.

            For the purposes of this opinion we have relied, as to certain matters of fact, upon a certificate of an officer of CDCC dated of even date herewith.

            Based upon and subject to the foregoing, we are of the opinion that:

1. CDCC is a corporation validly existing under the Canada Business Corporations Act, this Act being the federal incorporation statute for Canada.

2. The 3,600,000 Calls and the 2,400,000 Puts covered by the Registration Statement, as amended, have been duly authorized, and when duly issued in accordance with the by-laws and rules of CDCC, such Calls and Puts will be valid and legally binding obligations of CDCC in accordance with and subject to such by-laws and rules.


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            We hereby consent to the filing of this opinion as an exhibit to the
Amendment and the use of our firm name in the Amendment and in the prospectus forming a part thereof.

                                             Yours very truly,


                                             /s/  DAVIES WARD PHILLIPS &
                                                  VINEBERG LLP